     As filed with the Securities and Exchange Commission on July ___, 1998
                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                              CONNETICS CORPORATION
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                   94-3173928
     (State of incorporation)            (I.R.S. Employer Identification No.)

                             3400 WEST BAYSHORE ROAD
                               PALO ALTO, CA 94303
                    (Address of principal executive offices)
                             -----------------------

                                 1994 STOCK PLAN
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                        1995 DIRECTORS' STOCK OPTION PLAN
                             -----------------------

                                THOMAS G. WIGGANS
                       PRESIDENT & CHIEF EXECUTIVE OFFICER
                              CONNETICS CORPORATION
                             3400 WEST BAYSHORE ROAD
                               PALO ALTO, CA 94303
                                 (650) 843-2800
 (Name, address and telephone number, including area code, of agent for service)
                             -----------------------
                                    Copy to:

                                 JOSHUA L. GREEN
                                Venture Law Group
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

               (Calculation of Registration Fee on following page)

                         CALCULATION OF REGISTRATION FEE


                                                                                          Proposed
                                                    Maximum Amount  Proposed Maximum       Maximum         Amount of
                                                        to be        Offering Price      Aggregate       Registration
Title of Securities to be Registered                 Registered(1)     Per Share       Offering Price        Fee
------------------------------------                 -------------     ---------       --------------        ---
1994 STOCK PLAN
   Common Stock Issuable upon Exercise of
   Outstanding Options,                             140,998 Shares    $4.0000 (2)         $563,992         $166.38
   $0.001 par value.........................
   Common Stock,
   $0.001 par value.........................        459,002 Shares    $3.7815 (4)       $1,735,716         $512.04


1995 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock,
   $0.001 par value.........................        400,000 Shares    $3.2200 (3)       $1,288,000         $379.96

1995 DIRECTORS' STOCK OPTION PLAN
   Common Stock,
   $0.001 par value.........................        100,000 Shares    $3.7815 (4)         $378,150         $111.55

                  TOTAL                           1,100,000 Shares                                       $1,169.93


-----------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the referenced plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on June 30, 1998, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on June 30, 1998.


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
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

        a. The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed with the Commission on December 8, 1995, including any amendment thereto or report filed for the purpose of updating such description (File No. 0-27406).

        b. The description of the Company's Preferred Share Purchase Rights set forth in the Company's Registration Statement on Form 8-A filed with the Commission on May 23, 1997, including any amendment thereto or report filed for the purpose of updating such description (File No. 0-27406).

        c. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed March 20, 1998 (File No. 0-27406).

        d. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed May 14, 1998 (File No. 0-27406).

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Certain legal matters with respect to the legality of the issuance of the shares of Common Stock registered hereunder will be passed upon for the Company by Venture Law Group, A Professional Corporation, 2775 Sand Hill Road, Menlo Park, California 94025. Joshua L. Green, a director of Venture Law Group, is Secretary of the Company.

Item 6.           INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.
Article IX of the Registrant's Amended and Restated Certificate of Incorporation and Article VII, Section 6 of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors and maintains director and officer liability insurance.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  With regard to the 140,998 shares of Common Stock issuable upon exercise of outstanding options being registered for resale hereunder, such options were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Such options were granted to employees of the Company who had a preexisting relationship with the Company and who were provided the Company's most recent periodic reports under the Exchange Act, along with detailed information regarding the 1994 Stock Plan.

Item 8.           EXHIBITS.


         Exhibit
          Number
          ------
           4.3        1994 Stock Plan, as amended and form of Option Agreement.

           4.4        1995 Employee Stock Purchase Plan, as amended, and form of
                      Subscription Agreement.

           4.5        1995 Directors' Stock Option Plan, as amended, and form of
                      Option Agreement.

           5.1        Opinion of Venture Law Group, a Professional Corporation.

           23.1       Consent of Venture Law Group, a Professional Corporation
                      (included in Exhibit 5.1).

           23.2       Consent of Ernst & Young LLP, Independent Auditors.

           24.1       Power of Attorney.

Item 9.           UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Connetics Corporation (formerly, Connective Therapeutics, Inc.), a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 2, 1998.

                            CONNETICS CORPORATION


                            By: /s/ John L. Higgins
                                ------------------------------------------------
                                John L. Higgins
                                Vice President of Finance and Administration
                                and Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas G. Wiggans and John L. Higgins, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


           Signature                                          Title                                     Date
           ---------                                          -----                                     ----
/s/ Thomas G. Wiggans             President, Chief Executive Officer and Director (Principal      July 1, 1998
--------------------------------    Executive Officer)
Thomas G. Wiggans

/s/ John L. Higgins               Vice President of Finance and Administration and Chief          July 1, 1998
--------------------------------    Financial Officer (Principal Financial and Accounting
John L. Higgins                     Officer)


/s/ G. Kirk Raab                  Chairman of the Board                                           July 2, 1998
--------------------------------
G. Kirk Raab

/s/ Alexander E. Barkas, Ph.D.    Director                                                        July 2, 1998
--------------------------------
Alexander E. Barkas, Ph.D.

/s/ Eugene A. Bauer, M.D.         Director                                                        July 1, 1998
--------------------------------
Eugene A. Bauer, M.D.

/s/ Brian H. Dovey                Director                                                        July 2, 1998
--------------------------------
Brian H. Dovey

/s/ John C. Kane                  Director                                                        July 2, 1998
--------------------------------
John C. Kane

/s/ Thomas D. Kiley               Director                                                        July 1, 1998
--------------------------------
Thomas D. Kiley

/s/ Kenneth B. Plumlee            Director                                                        July 2, 1998
--------------------------------
Kenneth B. Plumlee

/s/ Joseph J. Ruvane, Jr.         Director                                                        July 2, 1998
--------------------------------
Joseph J. Ruvane, Jr.

                                INDEX TO EXHIBITS


   Exhibit                                                                                             Page
    Number                                                                                              No.
    ------                                                                                              ---
     4.3      1994 Stock Plan, as amended, and form of Option Agreement                                  9

     4.4      1995 Employee Stock Purchase Plan, as amended, and form of Subscription Agreement.        35

     4.5      1995 Directors' Stock Option Plan, as amended, and form of Option Agreement.              45

     5.1      Opinion of Venture Law Group, a Professional Corporation.                                 59

    23.1      Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).       59

    23.2      Consent of Ernst & Young LLP, Independent Auditors.                                       60

    24.1      Power of Attorney.                                                                         7


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